Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
877-523-9897	alisa@wolfeaxelrod.com

TeamStaff Receives a Letter of Reprimand

From Nasdaq; No further Action Contemplated

Somerset, New Jersey– September 28, 2007 - TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced that it had received a letter of reprimand from Nasdaq concerning the membership of the Company’s Nominating and Corporate Governance Committee.

The Nasdaq Marketplace Rule 4350(c)(4)(A) requires that all nominees for director be either recommended or selected by a majority of independent directors or by a Committee comprised solely of independent directors. The nominees for director were recommended by the Company’s Nominating and Corporate Governance Committee. However, since one of the members of the Committee was previously employed by the Company within three years, the Committee was not composed entirely of “independent” directors as defined in Nasdaq Marketplace Rule 4200(a)(15).

Upon receiving notice of the violation, the Company took immediate corrective action. The Company noted the violation was inadvertent and the Company’s Board of Directors consists of a majority of independent directors.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing. TeamStaff is a leading provider of nursing and allied healthcare professionals and operates through three medical staffing units. TeamStaff’s RS Staffing subsidiary specializes in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General Services Administration and Veterans Affairs. The TeamStaff Rx subsidiary operates throughout the US and specializes in the supply of allied medical employees and nurses, especially “travel” staff (typically 13 week assignments). TeamStaff’s Nursing Innovations unit provides travel nursing, per diem nursing, temporary-to-permanent nursing and permanent nursing placement services. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff undertakes no obligation to update any forward-looking statement or statements contained in this press release to reflect events or circumstances that occur after the date on which the statement is made or to reflect then occurrence of unanticipated events.